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[INTEGRATED INFORMATION SYSTEMS LOGO]                   1480 South Hohokam Drive
                                                        Tempe, AZ 85281
                                                        480-317-8000
                                                        480-317-8010 - Fax
                                                        www.iis.com


FOR IMMEDIATE RELEASE


      IIS COMPLETES COMPREHENSIVE FINANCIAL RESTRUCTURING AND OBTAINS BANK CREDIT FACILITY ENABLING ORGANIC GROWTH AND CONSOLIDATION STRATEGIES

Tempe, AZ (October 16, 2002) - Integrated Information Systems, Inc. ("IIS") (Nasdaq: IISX), a leading provider of secure integrated information solutions, announced today the completion of a comprehensive settlement with creditors and a substantial bank credit facility. The creditor settlements significantly discount IIS' obligations under vacated offices, equipment leases and other general payables. Approximately $23 million of creditor obligations have been settled. The bank credit facility funds creditors' settlements and provides ongoing working capital. These actions substantially strengthen IIS' balance sheet and operations ability going forward and also result in a very significant increase in IIS stockholders' equity.

With completion of this comprehensive financial restructuring and bank credit facility, IIS will continue to consolidate with like-minded peer consultancies, with the objective to be the premier national Microsoft-focused IT services provider for U.S. mid-market businesses. Notwithstanding the past two years of industry contraction, IIS has already expanded through consolidative acquisitions and organic growth into a number of key regions including Northwest, Southwest, Rocky Mountain, Midwest and Northeast.

"IIS rapidly expanded in 1999 and early 2000 prior to and after the completion of our IPO," stated Jim Garvey, Chairman, Chief Executive Officer and President of IIS. "That expansion required us to make many commitments to support the then generally perceived growth potential in our industry. Most of these commitments were made at top of market. Subsequently, as a result of the precipitous industry downturn that commenced in late 2000, it became impossible for us to put these expansion assets to effective and profitable use. In May, with 2002 shaping up as another tough market, we formulated the comprehensive creditor settlement solution. The settlement restructures our balance sheet, reduces our cost of ongoing operations and establishes a regular bank credit facility. We are happy to have implemented a balanced solution that was not dilutive to our stock and option holders."

"The next significant wave of corporate spending will require the secure integration of information systems across the entire business value chain," continued Garvey. "IIS believes that web services architectures and Microsoft(R) ..NET technology provide the most cost effective and powerful platform for corporations to dramatically change the way they do business in order to obtain market advantage, significant productivity improvements and substantial cost savings. IIS is well positioned at the forefront of this new wave of value chain integration. In each of the nationwide markets we serve, we remain committed to the creation of significant shareholder value and substantial gain for our customer, employee, supplier, financial and equity stakeholders."


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IIS Completes Restructuring and Closes Financing
October 16, 2002 - Page 2


ABOUT IIS

Integrated Information Systems(TM) is a leading provider of secure integrated information solutions. IIS specializes in securely optimizing, enhancing and extending information applications and networks to serve employees, partners, customers and suppliers. Founded in 1988, IIS employs more than 200 professionals, with offices in Boston; Denver; Madison; Milwaukee; Phoenix; Portland, Oregon and Bangalore, India. Integrated Information Systems' common stock is traded on The Nasdaq SmallCap Market under IISX.

For more information on Integrated Information Systems, please visit our web site: WWW.IIS.COM.


                                      # # #

CAUTIONARY STATEMENT

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS SUCH AS "EXPECT," "MAY," "ANTICIPATE," "INTEND," "WOULD," "WILL," "PLAN," "BELIEVE," "ESTIMATE," "SHOULD," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE INCLUDE STATEMENTS CONCERNING THE COMPANY'S ABILITY TO GROW REVENUES THROUGH THE SALE OF CONSULTING SERVICES AND CONSOLIDATION OF PEER CONSULTANCIES WITH FUNDING FROM THE BANK CREDIT FACILITY. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS AND CAUSE THE COMPANY'S STOCK PRICE TO DECLINE. SUCH FACTORS INCLUDE, WITHOUT LIMITATION, THE EXPECTED IMPACT OF, AND THE ABILITY OF THE COMPANY TO EXECUTE, ITS OVERALL BUSINESS PLAN, THE ABILITY TO COMPLY WITH THE TERMS OF AND REPAY THE BANK CREDIT FACILITY, AND COMPLY WITH THE LISTING REQUIREMENTS OF THE NASDAQ SMALLCAP MARKET, POTENTIAL UNFAVORABLE OUTCOMES IN LITIGATION, AND UNANTICIPATED EXPENSES AND LIABILITIES FROM RECENT AND FUTURE TRANSACTIONS. OTHER FACTORS IDENTIFIED IN DOCUMENTS FILED BY IIS WITH THE SECURITIES AND EXCHANGE COMMISSION AND IN OTHER PUBLIC STATEMENTS, INCLUDING THOSE SET FORTH UNDER THE CAPTION "FACTORS THAT MAY AFFECT FUTURE RESULTS AND OUR STOCK PRICE" IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED 12/31/01 AND ITS FORM 10-Q FOR THE PERIOD ENDED 6/30/02, AS WELL AS FUTURE ECONOMIC AND OTHER CONDITIONS BOTH GENERALLY AND IN OUR SPECIFIC GEOGRAPHIC AND VERTICAL SERVICES MARKETS, COULD NEGATIVELY IMPACT ITS RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND CAUSE ACTUAL RESULTS TO VARY FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE.


CONTACTS:

William A. Mahan
Chief Financial Officer
INTEGRATED INFORMATION SYSTEMS, INC.
480.317.8200
billm@iis.com